                                                                      EXHIBIT 11



                      COTTON STATES LIFE INSURANCE COMPANY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  (Dollars in thousands, except per share data)


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month periods ended June 30, 2000 and 1999.


                                                   BASIC         DILUTED
                                                  INCOME         INCOME
                                                 PER SHARE      PER SHARE
                                                 ---------      ---------

For the three months ended June 30, 2000
    Net income                                    $2,062          2,062
                                                  ======          =====
Weighted average number of common
    shares outstanding                             6,345          6,345
Common share equivalents resulting
    from: dilutive stock options                      --              3
           restricted stock                           --            118
                                                  ------          -----
Adjusted weighted average number
  of common and common equivalent
   shares outstanding                              6,345          6,466
                                                  ======          =====

         Net income per common share              $ 0.32           0.31
                                                  ======          =====



For the three months ended June 30, 1999
    Net income                                    $1,681          1,681
                                                  ======          =====
Weighted average number of common
    shares outstanding                             6,347          6,347

Common share equivalents resulting
    from: dilutive stock options                      --             51
           restricted stock                           --             78
                                                  ------          -----
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                             6,347          6,476
                                                  ======          =====

Net income per common share                       $ 0.26           0.26
                                                  ======          =====

                      COTTON STATES LIFE INSURANCE COMPANY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                  (Dollars in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month and six month periods ended June 30, 2000 and 1999.

                                                         BASIC       DILUTED
                                                        INCOME       INCOME
                                                       PER SHARE    PER SHARE
                                                       ---------    ---------
For the six months ended June 30, 2000
     Net income                                         $ 3,585        3,585
                                                        =======      =======
Weighted average number of common
    shares outstanding                                    6,346        6,346
Common share equivalents resulting
    from:  dilutive stock options                            --            3
            restricted stock                                 --          118
                                                        -------      -------
Adjusted weighted average number
    of common and common equivalent
     shares outstanding                                   6,346        6,467
                                                        =======      =======

           Net income per common share                  $  0.56         0.55
                                                        =======      =======

For the six months ended June 30, 1999
    Net income                                          $ 2,889        2,889
                                                        =======      =======
Weighted average number of common
    shares outstanding                                    6,358        6,358

Common share equivalents resulting
    from: dilutive stock options                             --           54
          restricted stock                                   --           78
                                                        -------      -------
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                    6,358        6,490
                                                        =======      =======

        Net income per common share                     $  0.45         0.45
                                                        -------      -------